Exhibit 10.2

SUPPLEMENTARY AGREEMENT TO
THE SHARE EXCHANGE AGREEMENT (“SUPPLEMENTARY AGREEMENT”)

Date: December 1, 2013

Party A: TIG Investments Group Limited (“TIG”)

Party B: a majority of the stockholders of TIG (the “TIG Majority Stockholders”)

Party C: Sino Payments, Inc. (“SINO”)

WHEREAS Party A, Party B and Party C entered into the Share Exchange Agreement on November 24, 2011 (the “Original Agreement”), the parties have, after reiterating that the provisions of the Original Agreement that have not been amended by this Supplementary Agreement and its exhibits continue to be valid, and fully negotiating on the basis of the principles of equality and willingness, reached an agreement to change the terms of the Original Agreement with respect to the following paragraph quoted as follows for mutual observance:

“WHEREAS, (i) the TIG Majority Stockholders and TIG believe it is in the best interests of TIG and its stockholders (the “TIG Shareholders”) to exchange 49 shares of TeP and such other payment processing and financial framework project assets as per below of the issued and outstanding ordinary shares of TIG (the “TIG Shares”) shares held in relation to the following:

•

The remaining 49% of Tap ePayment Services (HK) Limited (“TeP”) not already owned by SNPY

[49 shares held by TIG out of a total of 100 shares of which SNPY is the other owner of 51 shares]

•

Individual TAP project asserts including TAP Financial Framework projects across the TAP Group for 50% of the issued and outstanding shares of common stock, $0.00001 par value per share, of SINO (the “SINO Common Stock”), calculated post reverse split, as set forth on Schedule I hereto (the “SINO Shares”), and (ii) SINO believes it is in its best interest and the best interest of its stockholders to acquire the TIG Shares in exchange for the SINO Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);”

To be replaced by:

“WHEREAS, (i) the TIG Majority Stockholder and TIG believe it is in the best interests of TIG and its stockholders (the “TIG Shareholders”) to exchange 700 shares of TIG issued and outstanding ordinary shares of TIG (“the “TIG Shares”) for 50% of the issued and outstanding shares of common stock, $0.00001 par value per share, of SINO (the “SINO Common Stock”, calculated post reverse split, (the “SINO Shares”) and (ii) SINO believes it is in the best interest and the best interest of its stockholders to acquire the total issued and outstanding shares of TIG in exchange for the SINO Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”);”

“WHEREAS, the TIG Majority Stockholder and TIG believe it is also in the best interests of TIG and its stockholders (the “TIG Shareholders”) to exchange the remaining 300 shares of TIG issued and outstanding shares of TIG to SINO in exchange for 166,667 the SINO Shares held by TIG as a result of SINO’s agreement to forfeit 51 shares of Tap ePayment Services (HK) Limited (“TeP”) owned.

Further, Schedule 1 of the Original Agreement shall be replaced by Schedule 2 attached herewith of this Supplementary Agreement.

The parties undertake that this Supplementary Agreement is an agreement between Party A, Party B and Party C with respect to all changes made to the Original Agreement previously signed by them. In the event of any inconsistency between this Supplementary Agreement and the Original Agreement, this Supplementary Agreement shall prevail. Any matters not covered herein shall be dealt with pursuant to the Original Agreement.

The parties may separately sign a supplementary agreement for any matter not cover herein.

IN WITNESS WHEREOF, the Parties hereto have executed this Supplementary Agreement as of the date first above written.

SINO PAYMENTS, INC.

/s/ Matthew Mecke

Name: Matthew Mecke

Title: Chief Executive Officer

TAP ASIA PACIFIC

/s/ Benny Lee

Name: Benny Lee

Title: Principal

TAP INVESTMENTS GROUP LIMITED MAJORITY STOCKHOLDERS

PERCENTAGE HELD

100%

/s/ Bella Po Yee Tsang

100% TIG Ownership via 1000 shares

Name: Bella Po Yee Tsang

Title: Majority Owner TAP Investments Group Limited

SCHEDULE 2

TIG SHAREHOLDER

Name	Address	Tax-ID (if applicable)	TIG Shares held and to be transferred to SINO	SINO Shares to be issued to Bella Po Yee Tsang
Bella Po Yee Tsang	Unit G, 18/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong	N/A	700	12,000,000
		TOTAL	700	12,000,000

Name	Address	Tax-ID (if applicable)	TIG Shares held and to be transferred to SINO	SINO Shares held by TIG to be transferred to Bella Po Yee Tsang
Bella Po Yee Tsang	Unit G, 18/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong	N/A	300	166,667
		TOTAL	300	166,667
	GRAND	TOTAL	1,000	12,166,667

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